Exhibit 99.2



                                       As of April 1, 1998

Lawter International, Inc.
8601 95th Street
Kenosha, Wisconsin  53141
Attention:  Chief Financial Officer

Re:     First Modification of Private Shelf Agreement dated as of December 6,
1995 (the "Agreement"), by and between Lawter International, Inc. (the "Company") and The Prudential Insurance Company of America
("Prudential")

Ladies and Gentlemen:

        Reference is made to the above-captioned Agreement, pursuant to which the Company (i) issued and sold and Prudential purchased the Company's 6.33% Series A Senior Notes in the original principal amount of $25,000,000, due January 5, 2003 and (ii) will issue and sell and Prudential will purchase simultaneously with the execution and delivery of this amendment to the Agreement the Company's 6.91% Series B Senior Notes in the original principal amount of $100,000,000, due April 1, 2010. Cap italized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:

        SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:

        1.1 Paragraph 6A of the Agreement is amended hereby by deleting it in its entirety and substituting the following in its stead:

                "6A.  [Intentionally left blank]."

        1.2 The proviso to Paragraph 6B(2) of the Agreement is amended hereby by deleting it in its entirety and substituting the following in its stead:


"provided that (i) the Funded Debt Ratio shall not exceed 3.50 to 1.00 at any time prior to September 30, 1999, and shall not exceed 3.25 to 1.00 at any time on or after September 30, 1999, and (ii) Priority Debt shall at no time exceed 25% of Consol idated Capitalization.

Notwithstanding clause (i) of the proviso to this paragraph 6B(2), the Company shall not be considered to have failed to comply with the provisions of this paragraph 6B(2) by reason of having exceeded the maximum permitted Funded Debt Ratio set forth in clause (i) of such proviso (a "Leverage Payment Event") so long as (x) such Leverage Payment Event does not continue for more than 24 consecutive months, (y) the Funded Debt Ratio does not at any time exceed 4.00 to 1.00, and (z) the Company shal l have paid the fee (the "Leverage Fee") described below. The Company agrees that, for the period during which there is a Leverage Payment Event (or, if any period of consecutive days during which there is a Leverage Payment Event is less than 90 da ys, then, in lieu of the actual length of such period, for a period of 90 consecutive days beginning with the first day of such Leverage Payment Event) the Company shall pay to each holder of a Note a fee at the rate per annum set forth in the follow ing table (computed on the basis of a 360-day year 30-day month) on the outstanding principal balance of such holder's Notes (such rate to be based on the stage of the Funded Debt Ratio and whether or not the Leverage Payment Event is before Septembe r 30, 1999 or on or after September 30 1999), such fee to be paid quarterly in arrears on each date upon which interest payments are due on the
 Notes:


Stages          Funded Debt                    Before              On or after
                Ratio Range                September 30, 1999  September 30,1999
Stage 1  3.25x<Funded Debt Ratio<3.50x         N/A                   0.25%
Stage 2  3.50x<=Funded Debt Ratio<3.75x        0.35%                 0.50%
Stage 3  3.75x<= Funded Debt Ratio<= 4.00x     0.70%                 0.70%

The rate at which the Leverage Fee shall be computed shall not decrease during a given Leverage Payment Event whether or not the Funded Debt Ratio declines to a lower stage during such Leverage Payment Event. In the event that the Funded Debt Ratio shall move from a lower stage to a higher stage or shall continue beyond September 29, 1999, then the higher rate applicable to such higher stage or later date shall commence immediately and remain in effect throughout the remaining period that the L everage Fee shall be due in accordance with this paragraph."


        1.3     Paragraph 6D is added hereby to the Agreement:

"6D. Minimum Consolidated Net Worth. The Company will not permit at any time Consolidated Net Worth to fall below the sum of (i) $22,000,000 (after giving effect to the repurchase of the Company's outstanding common stock from the estate of Daniel J. Terra in the amount of approximately $130,000,000), plus
(ii) 20% of Consolidated Net Income, to the extent positive, applied at the end of each fiscal quarter commencing with the fiscal quarter ending on March 31, 1998."

        1.4 The following term in Paragraph 10B is amended hereby by deleting it in its entirety and substituting the following in its stead:

"Funded Debt Ratio" shall mean, as of any time of determination thereof, the ratio of (i) Consolidated Funded Debt less Consolidated Cash to (ii) Consolidated EBITDA.

        1.5 The following terms are added hereby to Paragraph 10B in appropriate alphabetical order:

"Consolidated EBITDA" shall mean, with respect to any period of four consecutive calendar quarters, Consolidated Net Income for such period before crediting or deducting (as the case may be) amounts attributable to extraordinary, non-recurring and ex ceptional non-cash gains or losses (whether or not such items actually are classified as extraordinary items) plus, to the extent deducted in determining Consolidated Net Income for such period, interest expense, depreciation, amortization and taxes for such period, provided that in the event of any acquisition by the Company or any Subsidiary of greater than 50% of the total combined voting power of all classes of Voting Stock of a Person or all or substantially all of the assets of a Person, i n either case through a transaction or a series of related transactions, the historical financial results of such Person (without any adjustment for cost savings or other synergies) shall be included in the calculation of Consolidated EBITDA for such period as though such acquisition had been consummated immediately prior to the beginning of such period.

"Leverage Fee" shall have the meaning specified in paragraph 6B(2).

"Leverage Payment Event" shall have the meaning specified in paragraph 6B(2).

        1.6 Paragraph 10C of the Agreement is amended hereby by adding the following at the end of the paragraph:

"Any reference herein to any specific law, statute, rule or regulation shall refer to such law, statute, rule or regulation as the same may be modified, amended or replaced from time to time."

        SECTION 2. Acknowledgment regarding Use of Proceeds. Prudential acknowledges and agrees that the Company's use of the proceeds from the 6.91% Series B Senior Notes to repurchase the outstanding shares of the Company's common stock owned by the estate of Daniel J. Terra does not constitute a transaction prohibited by Paragraph 6B(6) of the Agreement.

        SECTION 3. Conditions Precedent. This letter shall become effective as of the date hereof upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential.

        SECTION 4. Reference to and Effect on Agreement. Upon the effectiveness of this letter, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this let ter. Except as specifically set forth in
Section 1 hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

        SECTION 5. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH
STATE.

        SECTION 6. Counterparts; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


Very truly yours,

                                        THE PRUDENTIAL INSURANCE  COMPANY
                                        OF AMERICA


                                        By: ___________________________________
                                        Vice President

Agreed and accepted:

LAWTER INTERNATIONAL, INC.


By:  ____________________________
Title: ___________________________